SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 23, 2002


                         VECTREN UTILITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


  Indiana                        1-16739                    35-2104850
  -------                        -------                    ----------
(State of Incorporation)(Commission File Number)(I.R.S. Employer Identification)


20 N.W. Fourth Street, Evansville, Indiana                      47708
------------------------------------------                      -----
 (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (812)491-4000


                                       N/A
             (Former name or address, if changed since last report.)

















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Item 5.  Other Events

On April 23, 2002, Vectren Corporation (Vectren), the parent company of Vectren Utility Holdings, Inc, along with Citizens Gas & Coke Utility (Citizens), the Indiana Office of Utility Consumer Counselor (OUCC), the Citizens Action Coalition (CAC), and a group of industrial customers filed an agreement in principle at the Indiana Utility Regulatory Commission (Commission). The agreement set forth the basic framework for settlement of numerous pending issues related to ProLiance Energy, LLC (ProLiance). The parties' final agreement was approved by the Commission on July 24, 2002. This agreement brings closure to over six years of litigation related to Citizens' and Vectren's receipt of gas supply services from ProLiance. The final settlement is outlined in the press release attached as Exhibit 99-1 to this filing.

Proliance is a jointly-owned unconsolidated energy marketing affiliate of Vectren and Citizens.



Item 7.  Exhibits

99-1     Press Release - ProLiance Settlement Approved,
                         Customers Save Millions, Utilities Receive Certainty





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VECTREN UTILITY HOLDINGS, INC.
July 24, 2002


                                           By:  /s/ M. Susan Hardwick
                                           ------------------------------------
                                           M. Susan Hardwick
                                           Vice President and Controller